                                                         EXHIBIT 10.40

                           CREDIT AGREEMENT

                                Between

                   ENRON GAS & OIL TRINIDAD LIMITED,

                              as Borrower

                                  and

           CARIBBEAN REGIONAL DEVELOPMENT INVESTMENT TRUST,

                               as Lender

                       Dated as of March 8, 1994

                           TABLE OF CONTENTS

                                                                  Page

ARTICLE 1      DEFINITIONS  . . . . . . . . . . . . . . . . . . .    1

     SECTION 1.1.  Certain Defined Terms  . . . . . . . . . . . .    1
     SECTION 1.2.  Computation of Time Periods  . . . . . . . . .    9

ARTICLE 2      AMOUNTS AND TERMS OF THE ADVANCES  . . . . . . . .   10

     SECTION 2.1.  The Advances . . . . . . . . . . . . . . . . .   10
     SECTION 2.2.  Making the Advances  . . . . . . . . . . . . .   10
     SECTION 2.3.  Repayment of Principal . . . . . . . . . . . .   11
     SECTION 2.4.  Payment of Interest  . . . . . . . . . . . . .   11

          (a) Interest Rate . . . . . . . . . . . . . . . . . . .   11
          (b)  Interest Periods . . . . . . . . . . . . . . . . .   12
          (c)  Interest Payment Dates . . . . . . . . . . . . . .   12

     SECTION 2.5.  Mandatory Prepayment . . . . . . . . . . . . .   12
     SECTION 2.6.  Mandatory Interest Rate Conversion . . . . . .   13
     SECTION 2.7.  Illegality . . . . . . . . . . . . . . . . . .   14
     SECTION 2.8.  Payments and Computations  . . . . . . . . . .   14
     SECTION 2.9.  Taxes  . . . . . . . . . . . . . . . . . . . .   16

ARTICLE 3      CONDITIONS OF LENDING  . . . . . . . . . . . . . .   17

     SECTION 3.1.  Condition Precedent to the Initial
                     Advance  . . . . . . . . . . . . . . . . . .   17
     SECTION 3.2.  Condition Precedent to All Advances  . . . . .   19
     SECTION 3.3.  Additional Conditions Precedent to Fund or
                     Maintain Advances with 936 Funds . . . . . .   21

ARTICLE 4      REPRESENTATIONS AND WARRANTIES . . . . . . . . . .   22

     SECTION 4.1.  Representations and Warranties of the
                     Borrower . . . . . . . . . . . . . . . . . .   22

ARTICLE 5      COVENANTS OF THE BORROWER  . . . . . . . . . . . .   26

     SECTION 5.1.  Affirmative Covenants  . . . . . . . . . . . .   26

          (a)  Reporting Requirements . . . . . . . . . . . . . .   26
          (b)  Inspection Rights  . . . . . . . . . . . . . . . .   27
          (c)  936 Funds Advances . . . . . . . . . . . . . . . .   27
     SECTION 5.2.  Negative Covenants . . . . . . . . . . . . . .   29

ARTICLE 6      EVENTS OF DEFAULT  . . . . . . . . . . . . . . . .   31

     SECTION 6.1.  Events of Default  . . . . . . . . . . . . . .   31

                                 -ii-
ARTICLE 7      MISCELLANEOUS  . . . . . . . . . . . . . . . . . .   33

     SECTION 7.1.  Amendments, Etc. . . . . . . . . . . . . . . .   33
     SECTION 7.2.  Notices  . . . . . . . . . . . . . . . . . . .   33
     SECTION 7.3.  No Waiver; Remedies  . . . . . . . . . . . . .   35
     SECTION 7.4.  Accounting Terms; Currency Equivalent  . . . .   35
     SECTION 7.5.  Costs and Expenses; Indemnification. . . . . .   35
     SECTION 7.6.  Judgment . . . . . . . . . . . . . . . . . . .   38
     SECTION 7.7.  Consent to Jurisdiction; Waiver of
                    Immunities  . . . . . . . . . . . . . . . . .   38
     SECTION 7.8.  Binding Effect . . . . . . . . . . . . . . . .   40
     SECTION 7.9.  Governing Law  . . . . . . . . . . . . . . . .   40
     SECTION 7.10. Execution in Counterparts  . . . . . . . . . .   40
     SECTION 7.11. Limitation on Interest . . . . . . . . . . . .   41
     SECTION 7.12. Sale of Note, Participations and
                    Commitments . . . . . . . . . . . . . . . . .   41
     SECTION 7.13. Severability of Provisions . . . . . . . . . .   41

Exhibit A  -   Form of Promissory Note

Exhibit B  -   Items of Project Cost Eligible for 936 Funds Financing

Exhibit C  -   Form of Opinion of Counsel for the Borrower

Exhibit D  -   Form of Letter of the Process Agent

Exhibit E  -   Form of Request for Advance

Exhibit F  -   Form of Certification as to Qualified Recipient Status
               Required by Treas. Reg. Section 1.936-10(c)(11)(i)

Exhibit G  -   Form of Borrower's Certificate Required under
               Section 6.4.3(a)(iii) of Regulation 3582

Exhibit H  -   Form of Certification Required by Treas. Reg.
               Section 1.936-10(c)12 and Section 5.1 of
               Regulation 3703

                           CREDIT AGREEMENT

                       Dated as of March 8, 1994


     ENRON GAS & OIL TRINIDAD LIMITED, a company organized and existing under the laws of Trinidad & Tobago and CARIBBEAN REGIONAL DEVELOPMENT INVESTMENT TRUST ("CREDIT"), a trust organized and existing under the laws of the Commonwealth of Puerto Rico, agree as follows:

                               ARTICLE 1
                              DEFINITIONS

     SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADVANCE" means an advance by CREDIT to the Borrower pursuant to Article 2.

          "AGREEMENT" means this Credit Agreement with all its Exhibits.

          "APPLICABLE LIBID RATE" means, with respect to a particular Advance and a particular Interest Period, the rate obtained by multiplying the LIBID Rate, as determined by the Indexing Agent to be in effect on the applicable Interest Rate Determination Date for such Advance and such Interest Period, by the fixed percentage applicable to such Advance determined as provided in Section 2.4.

          "BASE RATE" means, for any Interest Period, a fluctuating annual rate of interest which shall at all times be equal to the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as its base rate.

          "BORROWER" means Enron Gas & Oil Trinidad Limited, a company organized and existing under the laws of Trinidad & Tobago.

          "BUSINESS DAY" means a day of the year in which commercial banks are not required or authorized to close and are not otherwise closed to the public in Port of Spain, Trinidad, San Juan, Puerto
Rico, or New York, New York.

          "CHANGE IN TAX LAW" has the meaning specified in
Section 2.6.

          "CODE" means the United States Internal Revenue Code of
1986, as amended, and the regulations promulgated thereunder.

          "COMMITMENT" has the meaning specified in Section 2.1.

          "COMMISSIONER" means the Commissioner of Financial
Institutions of the Commonwealth.

          "COMMONWEALTH" means the Commonwealth of Puerto Rico.

          "CREDIT" means Caribbean Regional Development Investment
Trust.

          "CREDIT NOTES" means promissory notes issued by CREDIT the proceeds of which are used to fund the Advances made hereunder.

          "DOLLARS" and the sign "$" each means lawful money of the United States.

          "ELIGIBLE ACTIVITY" has the meaning given such term in Regulation 3582.

          "ELIGIBLE FUNDS" has the meaning given such term in Regulation 3582.

          "ELIGIBLE INSTITUTION" has the meaning given such term in Regulation 3582.

          "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

          "EVENT OF TAXABILITY" has the meaning specified in
Section 2.5.

          "FEDERAL CBI REGULATIONS" means the regulations issued by the United States Internal Revenue Service on May 13, 1991 under
Section 936(d)(4) of the Code (26 C.F.R. Sec. 1.936-10 (1991)), as
such regulations may be amended from time to time, or any successor regulation.

          "GOVERNMENT APPROVALS" means any applicable consent, permit, license or other approval issued by any agency, department, bureau, division or other instrumentality of any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" means any municipal, county, Commonwealth, state or federal governmental authority or other governmental authority (domestic or foreign) having or claiming jurisdiction over the Project, the Borrower, CREDIT or the transactions contemplated in this Agreement.

          "INDEMNIFIED PARTY" has the meaning specified in
Section 7.5(b) hereof.

          "INDEBTEDNESS" means (i) indebtedness for borrowed money,
(ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (including, but not limited to, trade debt), and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in (i) through (iii) above.

          "INDEXING AGENT" means Citibank, N.A. and any other person that, with the consent of the Trustee and the Borrower, assumes the obligation to act as Indexing Agent hereunder.

          "INTEREST PAYMENT DATE" has the meaning specified in Section 2.4(c) hereof.

          "INTEREST PERIOD" has the meaning specified in
Section 2.4(b) hereof.

          "INTEREST RATE DETERMINATION DATE" means with respect to each Interest Period, the Mutual Business Day immediately preceding the first day of such Interest Period.

          "INVESTMENT IN ACTIVE BUSINESS ASSETS" has the meaning given such term in the Federal CBI Regulations.

          "LENDING OFFICE" means the office of the Trustee located at 221 Ponce de Leon Avenue, Hato Rey, San Juan, Puerto Rico or any other office of the Trustee from which Advances are made or maintained and for the account of which all payments of principal of, and interest on, such Advances are made, as hereafter notified to the Borrower from time to time by the Trustee.

          "LETTER OF CREDIT" means the irrevocable, transferable, direct-pay letter of credit, substantially in the form of Exhibit A to the Reimbursement Agreement, issued by the Letter of Credit

                                   5
Bank in the principal amount of $31,000,000 plus 100 days' interest thereon at the rate of 10% per annum.

          "LETTER OF CREDIT BANK" means Credit Suisse, New York
Branch, a banking institution organized and existing under the laws of Switzerland and licensed by the New York State Banking Department.

          "LIBID RATE" means, as of any particular Interest Rate Determination Date, the offered quotation for the rate of interest (expressed out to the sixth decimal place and truncated thereafter) on three-month deposits of Dollars in the London interbank market, as published by Telerate Systems, Inc. (currently on page 3750 of the financial information reporting services furnished electronically by Telerate Systems, Inc.) at approximately 11:00 a.m. (London time) on such date, less 1/8 of 1%. If, as of any Interest Rate Determination Date, the LIBID Rate cannot be ascertained on the foregoing basis, such rate shall be Citibank, N.A's offered quotation to leading banks in the London interbank market for three-month deposits of Dollars at 11:00 a.m. (London time) on the date in question, less 1/8 of 1%. If as of any particular Interest Rate Determination Date the LIBID Rate cannot be determined on the basis of any of the foregoing methods, the LIBID Rate in effect for the Interest Period about to end shall continue in effect for the succeeding Interest Period.

          "LOAN DOCUMENTS" means this Agreement with its Exhibits, the Notes and any other documents executed pursuant to or in connection with this Agreement.

          "LOAN PARTY(IES)" means each Person who is a party to the Loan Documents.

          "MATURITY DATE" means, with respect to each Advance, such date as shall be agreed to by CREDIT and the Borrower on or prior to the date such Advance is made as the date when the principal amount of such Advance must be paid in full, such date never exceeding four years and three months from the date such Advance is made.

          "MUTUAL BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banking institutions in either Port of Spain, Trinidad, New York, New York, San Juan, Puerto Rico, or London, England are authorized or obligated by law or executive order to be closed or are otherwise closed to the public.

          "936 COVENANTS" means the covenants set forth in
Section 5.1(c) hereof.

          "936 ELIGIBLE COSTS" means those costs of the type described in Exhibit B that are or were incurred by the Borrower after March 25, 1993 in connection with the Project.

          "936 FUNDS" means Eligible Funds received by CREDIT from the sale of the CREDIT Notes.

          "936 INDEMNITY LOSSES" has the meaning specified in
Section 7.5(c) hereof.

          "NOTE" means a promissory note of the Borrower, which shall be expressly subject to the laws of the Commonwealth, payable to the order of CREDIT, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower resulting from each Advance made by CREDIT.

          "OTHER TAXES" has the meaning specified in Section 2.9(b).

          "PERSON" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated organization, joint venture or other entity, or a government or any subdivision or agency thereof.

          "PRINCIPAL PAYMENT DATE" means the Maturity Date of each Advance, or, if earlier, the day on which the Borrower is required to pay in full the outstanding principal amount of any or all Advances pursuant to Sections 2.5, 2.7 and 6.1.

          "PROCESS AGENT" has the meaning specified in Section 7.7(a).

          "PROJECT" means the development of gas and oil fields off the coast of Trinidad & Tobago, including the construction of off-shore platforms, laying of pipelines and drilling of production wells.

          "PUERTO RICO REGULATIONS" means Regulation 3582 and
Regulation 5002, collectively.

          "QUALIFIED CARIBBEAN BASIN COUNTRY" has the meaning provided in Section 936(d)(4)(B) of the Code and the Federal CBI Regulations.

          "QUALIFIED CBI INVESTMENT" means an investment that meets the requirements provided in Section 936(d)(4) of the Code and the Federal CBI Regulations.

          "QUALIFIED RECIPIENT" has the meaning given such term in the Federal CBI Regulations.

          "REGULATION 3582" means Regulation Number 3582 issued by the Commissioner on January 29, 1988, as such regulation may be amended from time to time, or any successor regulation issued by said official or by any successor governmental agency.

          "REGULATION 5002" means Regulation Number 5002 approved on November 17, 1993, effective on January 6, 1994, as such regulation may be amended from time to time, or any successor regulation issued by said official or by any successor governmental agency.

          "REIMBURSEMENT AGREEMENT" means the Reimbursement Agreement, dated as of March 8, 1994 between the Borrower and the Letter of Credit Bank, providing for, among other things, the issuance of the Letter of Credit, together with all agreements supplemental thereto or amendatory thereof.

          "REQUEST FOR ADVANCE" has the meaning specified in
Section 3.2(a)(i) hereof.

          "SUBSIDIARY" means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "TAXABLE RATE" means, in the case of an Advance that bears interest at a fixed rate, the rate that shall have been agreed to in writing by the Borrower and CREDIT, on or prior to the time such Advance is made, as the rate that shall apply to such Advance upon the occurrence of a Change in Tax Law, and in the case of an Advance that bears interest at a floating rate, a rate equal to twelve and one-half (12.5) basis points over and above the LIBID Rate.

          "TAXES" has the meaning specified in Section 2.9 hereof.

          "TERMINATION DATE" means the day numerically corresponding to the date of this Agreement in the twelfth month following the date of this Agreement.

          "TRUSTEE" means Banco Central Hispano-Puerto Rico (formerly Banco Central Corp.), the Trustee under that certain Deed of Constitution of Trust dated August 4, 1992, establishing CREDIT.

          "UNAVOIDABLE DELAYS" means delays due to strikes, lockouts, acts of God, governmental restrictions, failure or inability to secure materials or labor by reason of priority or similar regulation or order of any governmental or regulatory body, enemy action, civil disturbance, fire, unavoidable hindrance or any other act beyond the reasonable control of Borrower, excluding, however the inability or failure of Borrower to obtain any financing which may be necessary to carry out its obligations under this Agreement; PROVIDED, HOWEVER, that, within ten days after the termination of the occurrence which caused any such delay, Borrower shall have given written notice to the Bank of the cause of delay and the period of time during which it existed, and the period of the Unavoidable Delay shall be such period of time during which the particular delay existed.

          "UNITED STATES" and "U.S." each means United States of
America.

     SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                               ARTICLE 2
                   AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.1. THE ADVANCES. CREDIT agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date or the date of termination in whole of CREDIT's obligation to make or maintain Advances pursuant to
Section 2.5, 2.7, or Section 6.1 in an aggregate amount not to exceed at any time outstanding U.S.$75,000,000 (the "Commitment"). Each Advance shall reduce the amount of the Commitment by the principal amount of such Advance. Each Advance shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (except that the last Advance may be in an amount equal to the then unused portion of the Commitment) and shall not be made within ten (10) calendar days of the date of any other Advance.

     SECTION 2.2. MAKING THE ADVANCES. (a) Each Advance shall be made after receipt by CREDIT of notice from the Borrower, given not later than 11:00 a.m. (San Juan, Puerto Rico time) on the fifth (5th) Business Day (one (1) Business Day in the case of the initial Advance) prior to the date of the proposed Advance. Such notice shall specify the requested date and amount of the proposed Advance. A Request for Advance shall be delivered only after the condition set forth in
Section 3.2(c) shall have been satisfied with respect to such Advance. Not later than 11:00 a.m. (San Juan, Puerto Rico time) on the date of such Advance and upon fulfillment of the applicable conditions set forth in Article 3, CREDIT will make such Advance available to the Borrower in same day funds at its Lending Office.

          (b) In the event that the Borrower revokes any notice to CREDIT requesting an Advance or if the Borrower fails to fulfill on or before the date specified in such notice for such Advance the applicable conditions set forth in Article 3, the Borrower shall indemnify CREDIT against any loss, cost or expense incurred by CREDIT as a result thereof, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of funds acquired by CREDIT to fund such Advance when such Advance, as a result of such failure, is not made on such date.

     SECTION 2.3. REPAYMENT OF PRINCIPAL. The Borrower shall repay the aggregate principal amount of each Advance on its Maturity Date. Except as otherwise provided hereunder, the Borrower may not prepay any of the principal amount of the Advances made hereunder.

     SECTION 2.4. PAYMENT OF INTEREST. (a) INTEREST RATE. (i) The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until the date such Advance is paid in full at an interest rate per annum which shall be either (A) such fixed rate per annum as shall have been agreed to by the Borrower and CREDIT prior to the date such Advance is made or (B) a floating rate which at all times during each Interest Period shall be equal to the Applicable LIBID Rate as determined by the Indexing Agent on each applicable Interest Rate Determination Date.

               (ii) Notwithstanding anything else contained herein, the rate applicable to any Advance outstanding after the Maturity Date or after such Advance is declared due and payable pursuant to Section
6.1 hereof shall be the Base Rate plus 5/8  of 1%.

               (iii) The fixed percentage of the LIBID Rate used to determine the Applicable LIBID Rate for each Advance shall be the percentage agreed to in writing by the Borrower and CREDIT prior to the date such Advance is made.

          (b) INTEREST PERIODS. The period between the date of each Advance and the Maturity Date shall be divided into successive periods, each such period being an "Interest Period" for such Advance.

               The Interest Period for each Advance shall be the three calendar month period beginning on January 1, April 1, July 1 and October 1, except that: (i) the initial Interest Period for each Advance shall begin on the day such Advance is made and shall end on the day preceding the immediately succeeding Interest Payment Date; and (ii) the last Interest Period for each Advance shall end on its Principal Payment Date.

          (c) INTEREST PAYMENT DATES. Interest due on each Advance shall be payable (i) quarterly in arrears on the first day of each of the months of January, April, July and October (each an "Interest Payment Date"), commencing on the first of such dates to occur after the date on which the Advance is made, and (ii) on the date on which the Advance is paid in full, each payment being made for the actual number of days elapsed since the last Interest Payment Date for which interest was paid or, in the case of the first Interest Payment Date, since the date the Advance was made.

     SECTION 2.5. MANDATORY PREPAYMENT. The Borrower shall be obligated and agrees to prepay any Advance immediately upon the occurrence of an Event of Taxability. An "Event of Taxability" shall be deemed to have occurred (i) on the date an official announcement of a Governmental Authority is made that Trinidad & Tobago has ceased to be a Qualified Caribbean Basin Country or on the date that CREDIT has ceased to be a Qualified Financial Institution, or (ii) 60 days after
(1) the Trustee in its sole discretion, or any Governmental Authority, determines that such Advance does not constitute an Eligible Activity or a Qualified CBI Investment for any reason other than those provided in clause (i) (including, without limitation, as a result of any change in any applicable law or regulation, or in the interpretation thereof),
(2) the Borrower does not permit the Trustee to discharge or fulfill its duties and obligations under the Puerto Rico Regulations or the Federal CBI Regulations or the Borrower fails to comply with the 936 Covenants, (3) it has come to the attention of the Trustee that any of the representations, covenants or conditions set forth in Sections 4.1(j), (n), (o) and (p) and 5.1(c) of this Agreement have been breached or cannot be complied with; or (4) the Trustee has received the opinion of the independent public accountants of the Borrower provided in Section 5.1(c)(v) hereof, stating that during the preceding taxable year the Borrower has failed to comply with the representation provided in Section 4.1(p) or that they have reasons to doubt that the loan proceeds have been properly used to pay Eligible Projects Costs; PROVIDED, HOWEVER, that notwithstanding the occurrence of any event described in clauses (ii) (1), (2), (3) or (4), an Event of Taxability shall not be deemed to have occurred if within the sixty
(60) day period therein provided, the Borrower submits to the Trustee, an opinion of counsel reasonably acceptable to the Trustee to the effect that notwithstanding the occurrence of any such event the interest payable by CREDIT on the Credit Notes nevertheless
(i) continues to constitute qualified possession source investment income under Section 936 of the Code, or (ii) is otherwise (x) excludable from gross income for federal income tax purposes by any corporation that qualifies for and has in effect an election under
Section 936 of the Code, or (y) eligible for the credit against federal income taxes provided by Section 936 of the Code, or an equivalent credit.

     SECTION 2.6. MANDATORY INTEREST RATE CONVERSION. Upon the occurrence of a "Change in Tax Law," the interest rate on each Advance hereunder will be automatically adjusted to the Taxable Rate, such adjustment being effective on the earliest day when the Change in Tax Law may become effective. A "Change in Tax Law" shall mean, and shall be deemed to have occurred upon, the enactment of an amendment to the Code that, in the opinion of recognized tax counsel knowledgeable in federal tax matters selected by the Trustee and reasonably acceptable to the Borrower, (i) either
(A) repeals Section 936 of the Code ("Section 936"), (B) has the effect of making the interest on the related CREDIT Notes received by a corporation that qualifies for and has in effect an election under
Section 936 (a "936 Corporation") fully or partially subject to federal income tax, or (C) has the effect directly or indirectly of limiting the amount of investment income actually derived by a 936 Corporation that can be covered by the credit provided under Section 936 as in effect on the date the related CREDIT Notes are delivered (the "936 Credit") through the imposition of a limitation (including, without limitation, a wage based credit) on the total credit that can be claimed under Section 936 or some other limitation; and (ii) does not provide to 936 Corporations an alternative credit, exemption or deduction that is (A) fully equivalent from the standpoint of federal income tax benefits to the 936 Credit, and (B) available to all 936 Corporations without having to qualify for or make a special election.

     SECTION 2.7. ILLEGALITY. Notwithstanding any other provision of this Agreement, if there shall be an introduction of or any change in or in the interpretation of any law or regulation that makes it unlawful, or if any central bank or other Governmental Authority asserts that it is unlawful, for the Trustee to perform its obligations hereunder to make, fund or maintain Advances or, if the rate applicable to any Advance hereunder shall at any time exceed the maximum rate permitted by applicable law, then, upon notification thereof to the Borrower specifying the reasons therefor the Borrower shall forthwith prepay in full all Advances then outstanding together with interest accrued thereon.

     SECTION 2.8. PAYMENTS AND COMPUTATIONS. (a) On or no more than one Business Day prior to each Interest Payment Date and Principal Payment Date, the Trustee shall make a drawing under the Letter of Credit in an amount equal to the principal and/or interest due on such date so that by 11:00 a.m. (San Juan, Puerto Rico time) the Trustee shall have sufficient immediately available funds with which to pay the interest on and principal of the CREDIT Notes due on such day. Should the Letter of Credit Bank fail to make the required payment, the Borrower shall be required to make such payment not later than 11:00 a.m. (San Juan, Puerto Rico time) on the following Business Day in Dollars. Such payment shall be made to the Trustee at its address referred to in Section 7.2 in same day funds.

          (b) All computations of interest shall be made by the Trustee on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable (except that whenever interest shall be determined on the basis of the Base Rate such interest shall be computed on the basis of a 365/366 day year). Each determination by the Trustee of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be excluded in the computation of payment of interest.

          (d) To the fullest extent permitted by law, the Borrower shall make all outstanding payments due hereunder and under each Note regardless of any defense or counterclaim, including, without limitation, any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any Governmental Authority or regulatory body and which may adversely affect the Borrower's obligation to make, or the right of CREDIT to receive, such payments. This provision and any payment made while such defense or counterclaim exists shall not be interpreted as a waiver or a release by the Borrower of any counterclaim which it may assert against CREDIT.

     SECTION 2.9. TAXES. (a) Any and all payments by the Borrower hereunder and under each Note shall be made, in accordance with
Section 2.8, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by a Governmental Authority of Trinidad & Tobago, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) CREDIT receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In the event that CREDIT receives any credit or refund of any Taxes included in any payment made by the Borrower pursuant to the immediately preceding sentence, CREDIT shall thereupon reimburse the Borrower for the amount of such credit or refund actually received.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, registry fees, charges or similar levies imposed by a Governmental Authority of Trinidad & Tobago which arise at any time from any payment made hereunder or under any Note or any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, a Note or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower, to the fullest extent permitted by law, will indemnify CREDIT for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 2.9) paid by CREDIT or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date CREDIT makes written demand therefor.

          (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to CREDIT at its address referred to in Section 7.2, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.9 shall survive the payment in full of principal and interest hereunder and under any Note for a period of five years thereafter.

                               ARTICLE 3
                         CONDITIONS OF LENDING

     SECTION 3.1. CONDITION PRECEDENT TO THE INITIAL ADVANCE. The obligation of CREDIT to make the initial Advance is subject to the condition precedent that CREDIT shall have received, on or before the date of the initial Advance, the following, each dated such day, and each in form and substance satisfactory to CREDIT:

            (i)  the Note;

           (ii)  the Letter of Credit;

          (iii) certified copies of the resolutions of the board of directors and, if required, the consents of the stockholders, of the Borrower approving each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action and Governmental Approvals, if any, with respect to each such Loan Document;

           (iv)  a certificate of the Secretary or an Assistant
Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign each Loan Document to which it is a party;

            (v) a copy of the Memorandum and Articles of Association of the Borrower, certified as being true and complete by the Secretary or an Assistant Secretary of the Borrower;

           (vi) the final budget of 936 Eligible Costs, a copy of which is attached hereto as Exhibit B, as approved by CREDIT;

          (vii) evidence satisfactory to CREDIT that the Governmental Authorities of Trinidad & Tobago have agreed to give satisfactory tax treatment to the Project and the financing thereof;

         (viii) evidence satisfactory to CREDIT that payment of all applicable taxes, impositions, assessments and other charges affecting the Project has been made;

           (ix) true copies of all necessary Governmental Approvals and other approvals (including exchange control approvals, if any) required with respect to the Project, the operations of the Borrower in Trinidad & Tobago and the transactions contemplated in this Agreement;

            (x) a favorable opinion of Pietrantoni Mendez & Alvarez, counsel for CREDIT, as to such matters as CREDIT may reasonably request;

           (xi) a favorable opinion of M. Hamel Smith & Co., counsel for the Borrower, substantially in the form of Exhibit C hereto and as to such other matters as CREDIT may reasonably request; and

          (xii) a letter from the Process Agent, substantially in the form of Exhibit D hereto, agreeing to act as Process Agent and to forward forthwith all process received by it to the Borrower.

     SECTION 3.2. CONDITION PRECEDENT TO ALL ADVANCES. The obligation of CREDIT to make each Advance (including the initial
Advance) shall be subject to the further conditions precedent that:

          (a) At least five (5) Business Days (one (1) Business Day in the case of the initial Advance) prior to the date of each Advance CREDIT shall have received:

               (i) a request for Advance executed by the Borrower substantially in the form of Exhibit E hereto (the "Request for Advance"), setting forth the nature of all 936 Eligible Costs for which such Advance is requested and the names of the obligees in respect of such 936 Eligible Costs and the respective amounts paid or owing and to be paid to each; and such further evidence (including receipted invoices and affidavits) as CREDIT may reasonably request showing that such 936 Eligible Costs have been or will be incurred and, in either case, will be paid within sixty (60) days (30 days in the case of funds that will be used to repay an interim borrowing) after the date of the Advance; and

              (ii) a Note in the principal amount of the Advance requested together with such other instruments, documents and certificates as CREDIT may reasonably request;

          (b) On or before the date of the Advance (other than an Advance made on the date of executing this Agreement) (but not earlier than five (5) calendar days prior to the date of each Advance) a certificate signed by a duly authorized officer of the Borrower, dated the date of such Advance, stating that:

               (i)  the representations and warranties contained in
Section 4.1 of this Agreement and in the other Loan Documents to which it is a party, are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

              (ii) no event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

             (iii) no material adverse change has occurred concerning the Borrower or the Project or affecting the validity and enforceability of any Loan Document; and,

          (c) CREDIT Notes in an aggregate principal amount equal to the principal amount of such Advance shall have been sold by Citicorp Financial Services Corporation and the Borrower and CREDIT shall have agreed as to the fixed interest rate applicable to such Advance or, in the case of a floating rate, the fixed percentage used to determine the Applicable LIBID Rate for such Advance.

     SECTION 3.3. ADDITIONAL CONDITIONS PRECEDENT TO FUND OR MAINTAIN ADVANCES WITH 936 FUNDS. The obligation of CREDIT to fund or maintain any Advance with 936 Funds shall be subject to the further conditions precedent that:

          (a) CREDIT shall have received a favorable opinion of Pietrantoni Mendez & Alvarez, Puerto Rico counsel for CREDIT, to the effect that the Advances to be made hereunder with 936 Funds in order to finance the 936 Eligible Costs would qualify as an Eligible Activity and Qualified CBI Investment, which opinion continues to be in full force and effect;

          (b) CREDIT shall have received the final approval from the Commissioner for the making of Advances to the Borrower and the funding of said Advances with 936 Funds, which approval remains in full force and effect;

          (c)  Trinidad & Tobago remains a Qualified Caribbean Basin
Country;

          (d)  CREDIT remains an Eligible Institution;

          (e) the Borrower is engaged in the development of the Project and continues to be a Qualified Recipient;

          (f)  the Advance qualifies as an Investment in Active
Business Assets;

          (g)  the Borrower has not violated any of the 936 Covenants;

          (h) the Borrower shall have submitted to CREDIT such information or documentation as CREDIT may reasonably require to satisfy its obligations under the Puerto Rico Regulations and the Federal CBI Regulations;

          (i) there has not occurred, or in the reasonable opinion of CREDIT there is not likely to occur, any event or circumstance
(including a change of law, regulation or in the interpretation thereof) as a result of which an Advance would not constitute an Eligible Activity or a Qualified CBI Investment, or that would give rise to an obligation by the Borrower to indemnify CREDIT under
Section 7.5;

          (j) the Advance requested by the Borrower (as evidenced by the Request for Advance submitted by the Borrower pursuant to Section 3.2(a)(i)) relates exclusively to 936 Eligible Costs; and

          (k) CREDIT shall have received representation letters and certificates with respect to the use of Advances funded with 936
Funds, substantially in the form of Exhibits F, G and H hereto.

                               ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

          (a) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Trinidad & Tobago and is, or will be, actively engaged in the development of the Project.

          (b) The execution, delivery and performance by the Borrower of this Agreement, each Note and the other Loan Documents to which it is or will be a party are within the Borrower's powers, have been duly authorized by all necessary corporate action, and do not contravene
(i) the Borrower's Memorandum and Articles of Association or (ii) any treaty, law, rule, regulation, order, decree, writ, judgment, award, injunction or similar legal restriction applicable to the Borrower and its properties or

(iii) any contractual restriction contained in any indenture, loan or credit agreement, guaranty, debenture, mortgage, deed of trust, bond, note, or other agreement or instrument which binds or affects or purports to bind or affect the Borrower and its properties.

          (c) No authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for the due execution, delivery and performance by the Borrower of this Agreement, each Note or any other Loan Document to which it is or will be a party.

          (d) This Agreement is, and each Note and the other Loan Documents to which the Borrower is a party are, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally.

          (e) The obligations of the Borrower under this Agreement and each Note rank and will rank at least PARI PASSU in priority of payment and in all other respects with all other Indebtedness of the Borrower.

          (f) There is no pending or threatened action or proceeding involving the Borrower before any court, Governmental Authority or arbitrator that may materially adversely affect the Project or the financial condition or operations of the Borrower or that purports to affect the legality, validity or enforceability of this Agreement, each Note or any other Loan Document.

          (g) The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement, each Note and the other Loan Documents to which it is or will be a party, and the execution, delivery and performance by the Borrower of this Agreement, each Note and the other Loan Documents to which it is or will be a party constitute private and commercial acts rather than public or governmental acts. Neither the Borrower nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Trinidad & Tobago.

          (h) Except for the withholding tax of .001% on interest payments, there is no tax, stamp duty, levy, impost, deduction, charge or withholding tax imposed by Trinidad & Tobago or any political subdivision, taxing authority, or Governmental Authority thereof on or by virtue of the execution or delivery or performance of or payment of any amount under (i) this Agreement or any Note, or (ii) any other document to be furnished hereunder.

          (i) This Agreement is in proper legal form under the laws of Trinidad & Tobago for the enforcement thereof against the Borrower under the laws of Trinidad & Tobago; and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement, each Note or any other Loan Document in Trinidad & Tobago, it is not necessary that this Agreement, each Note, any other Loan Document, or any other document be filed or recorded with any court or other authority in Trinidad & Tobago or that any stamp or similar tax be paid on or in respect of this Agreement, each Note or any other Loan Document.

          (j) The proceeds of each Advance shall be used by the Borrower solely for the purpose of paying 936 Eligible Costs.

          (k) All material consents, approvals and permits of all Governmental Authorities having jurisdiction, or of any other Person, that are required for the design, development, construction and operation of the Project, have been obtained and are in full force and effect.

          (l) The interest required to be paid under each Note, and the fees and the costs and expenses required to be paid hereunder are not usurious or otherwise illegal under the laws of Trinidad & Tobago.

          (m) No information, exhibit, schedule or report furnished by the Borrower to CREDIT in connection with the negotiation of this Agreement or pursuant to the terms of this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (n)  The equipment included in the list of 936 Eligible
Costs is new equipment or used equipment that has not been used in Trinidad & Tobago during the past 3 years.

          (o) All items included in Eligible Projects Costs (i) qualify as capital expenditures for purposes of paragraph (c)(8) of the Federal CBI Regulations, as now in effect, (ii) constitute an Investment in Active Business Assets and (iii) represent assets that are now owned or, at the time such costs are incurred, will be owned by the Borrower for Federal income tax purposes.

          (p) All of the interest that Borrower will pay under this Agreement will be considered foreign source interest income under the general sourcing rules of the Code.

                                  26
                               ARTICLE 5
                       COVENANTS OF THE BORROWER

     SECTION 5.1. AFFIRMATIVE COVENANTS. So long as any Advance shall remain unpaid or CREDIT shall have any Commitment, the Borrower will, unless CREDIT shall otherwise consent in writing:

          (a)  REPORTING REQUIREMENTS.  Furnish to the Trustee:

              (i)  as soon as available and in any event within ninety
(90) days after the end of each fiscal year of the Borrower a copy of the audited financial statements for such year for the Borrower, including therein a balance sheet of the Borrower as of the end of such fiscal year, together with a certificate of a director of the Borrower knowledgeable about the Borrower's financial affairs stating that no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of such director an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof;

             (ii) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that may have a material adverse effect on the Borrower or the Project;

              (iii)  as soon as possible and in any event within ten
(10) days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of a director of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto; and

               (iv) such other information respecting the business, properties, operations or condition, financial or otherwise, of the Borrower and the Project as CREDIT may from time to time reasonably request.

          (b) INSPECTION RIGHTS. At any reasonable time and from time to time, permit the Trustee or any agents or representatives thereof, to examine records and books of account of, and visit the properties of the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of its officers and directors and with its independent certified public accountants for the purpose of verifying compliance with the representations and covenants made by Borrower hereunder.

          (c) 936 FUNDS ADVANCES. With respect to any Advance funded at any time with 936 Funds:

               (i) do all things necessary to be a Qualified Recipient, comply with all requirements and obligations of a Qualified Recipient set forth in Section 936(d)(4) of the Code, the Federal CBI Regulations and the Puerto Rico Regulations, and submit to the Trustee, on each anniversary of the date hereof, a certificate in the form of Exhibit F to the effect that it remains a Qualified Recipient;

              (ii) promptly after disbursement thereof (and in any event not later than sixty (60) calendar days (30 calendar days in the case of Advances used to replace temporary financings) from the date of disbursement), apply the proceeds of such Advance exclusively to the payment of the 936 Eligible Costs of the Project or to replace temporary financing of such 936 Eligible Costs as permitted under the Federal CBI Regulations, and comply with the temporary investment requirements set forth in the Federal CBI Regulations with respect to the proceeds of such Advances;

             (iii) notify the Assistant Commissioner (International) of the United States Internal Revenue Service, the Commissioner and the Trustee if it no longer is a Qualified Recipient or if any Advance funded with 936 Funds has ceased to qualify as an Investment in Active Business Assets, promptly upon the occurrence of such disqualifying event;

              (iv) permit examination by the Office of the Assistant Commissioner (International) of the United States Internal Revenue Service (or by the office of any District Director authorized by the Assistant Commissioner (International)), the Commissioner (or his delegate) and the Trustee of all necessary books and records that are sufficient to verify that the proceeds of such Advance were used to pay 936 Eligible Costs, as required by the terms of this Agreement;

               (v) submit to the Trustee annually, together with the audited financial statements required pursuant to Section 5.1(a)(i) hereof, an opinion of the independent public accountants that prepared the audited financial statements (A) disclosing the amount of each such Advance, the then current outstanding balance of each such Advance, and a description of the assets financed with the proceeds of each such Advance and the "qualified business activity" (as defined in the Federal CBI Regulations) in which such assets are used,
(B) stating that on the basis of the examination of the books and records of the Borrower there are no reasons to doubt that the proceeds of any such Advance have been properly used to pay the 936 Eligible Costs of the Project and continue to be so properly used in accordance with the Puerto Rico Regulations and the Federal CBI Regulations and (C) stating that the interest paid by the Borrower on all Advances constitute foreign source interest income under the general sourcing rules of the Code;

              (vi) submit to the Trustee promptly upon demand such information as the Trustee shall reasonably request from time to time in order to verify that the proceeds of any such Advance have been, are being or will be properly applied in accordance with the Puerto Rico Regulations and the Federal CBI Regulations and such other information, statements, reports, certificates and documents as may be reasonably requested by the Trustee to comply with the Puerto Rico Regulations and the Federal CBI Regulations; and

              (vii) submit to the Commissioner on each anniversary of the date hereof a certificate in the form of Exhibit G.

     SECTION 5.2. NEGATIVE COVENANTS. So long as the Notes shall remain unpaid or CREDIT shall have any Commitment, the Borrower shall not, without the prior written consent of CREDIT:

          (i) dissolve, (ii) consolidate with or merge into another entity, (iii) sell, dispose, or transfer all or substantially all of the Project or (iv) assign, in whole or in part, this Agreement; provided, however, that, without the consent of CREDIT, the Borrower may consolidate with or merge into another entity, or sell or transfer to another entity all, or substantially all of its assets, or assign in whole or in part this Agreement if (A) the successor or transferee entity: (i) is a Qualified Recipient (and prior to the proposed consolidation, merger, sale or transfer, the Trustee is provided proof reasonably satisfactory to it by the Borrower (which may include an opinion reasonably satisfactory to the Trustee) to that effect); (ii) irrevocably and unconditionally assumes in writing all the obligations of the Borrower herein; and (iii) prior to the proposed consolidation, merger, sale or transfer, the Trustee receives an opinion of tax counsel reasonably satisfactory to it to the effect that immediately following such sale, transfer, assignment, consolidation or merger, the interest on the CREDIT Notes will continue to constitute qualified possession source investment income under Section 936 of the Code and such sale, assignment, transfer, merger or consolidation will not result in an Event of Taxability, and (B) the Borrower has obtained any required consent for such transaction from the Letter of Credit Bank; provided further, however, no sale or other transfer of the Project or assignment of this Agreement without the prior consent of CREDIT shall relieve the Borrower of the obligation to make the payments required hereunder.

          The Borrower covenants that so long as any CREDIT Notes are outstanding, it will not sell any asset financed with the proceeds of the CREDIT Notes unless (i) the Borrower sells or transfers such asset in the ordinary course of business and (ii) the aggregate original cost of the remaining assets of the Project that qualify as an investment in Active business Assets is greater than or equal to the sum of (A) the aggregate principal amount of the CREDIT Notes outstanding at the time of such sale or transfer and (B) the aggregate principal amount of any other loan funded with "qualified funds" (as such term is used in the Federal CBI Regulations).

          Any assignment of this Agreement by the Borrower, in whole or in part, is subject to the following additional conditions:

               (A) the assignee shall, in a certificate delivered to the Trustee, which certificate shall be in a form reasonably satisfactory to the Trustee, (i) expressly assume, and agree to pay and to perform, all of the obligations of the Borrower under this Agreement that shall have been assigned to it and (ii) certify that it qualifies as a Qualified Recipient and that it will continue to comply with the 936 Covenants; and

               (B) the assignee shall deliver to the Trustee a certificate executed by its chief financial officer, treasurer or a knowledgeable director stating that none of the obligations, covenants and performances under this Agreement assumed by it nor the performance thereof conflicts with, or constitutes on the part of such assignee a breach of, or default under, any indenture, mortgage, agreement or other instrument to which such assignee is a party or by which it is bound, or any existing law, rule, regulation, judgment, order or decree to which such assignee is subject.

                               ARTICLE 6
                           EVENTS OF DEFAULT

     SECTION 6.1. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay interest within five days after the same becomes due and payable or principal on a Note when the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Trustee; or

          (d) The Borrower or the Letter of Credit Bank shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or the Letter of Credit Bank seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debt under any law relating to bankruptcy, insolvency, receivership or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower shall take action to authorize any of the actions set forth above in this subsection (d); or Trinidad & Tobago shall declare a moratorium on the payment of the debts of the Borrower; or

          (e) Any Governmental Authority or any Person acting under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of the Borrower (including, without limitation, the Project, or any portion thereof) or shall have taken any action to permanently displace the management of the Borrower or to permanently curtail its authority in the conduct of the business of the Borrower; or

          (f) The validity of any Loan Document shall be contested by the Borrower or by any legislative, executive or judicial body of Trinidad & Tobago, or the validity of the Letter of Credit shall be contested by the Letter of Credit Bank, or the Borrower shall deny liability under any Loan Document to which it is a party (whether by a general suspension of payments or a moratorium on the payment of Indebtedness or otherwise), or any treaty, law, regulation, communique, decree, ordinance or policy of Trinidad & Tobago shall purport to render any material provision of any Loan Document invalid or unenforceable or shall purport to prevent or materially delay the performance or observance by the Borrower of any of its material obligations under any Loan Document; or

          (g) The Trustee shall have received a notice of termination of the Letter of Credit or a notice that the Letter of Credit Bank will not reinstate the interest portion of the Letter of Credit, or the Letter of Credit Bank wrongfully fails to honor a draft properly drawn under the Letter of Credit;

then, and in any such event, the Trustee (i) may, by notice to the Borrower, declare its obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and any other Loan Document to be forthwith due and payable, whereupon the Advances, all such interest accruing up to the date of payment and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of any of the events described in subsections (d), (e), (f) and (g) above (A) the obligation to make Advances shall automatically be terminated and (B) all Advances, all Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and the Trustee shall immediately make a drawing under the Letter of Credit for the full amount of principal and interest due hereunder.

                               ARTICLE 7
                             MISCELLANEOUS

     SECTION 7.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, any Note or any of the Loan Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.2. NOTICES. (a) All notices, requests, consents and other communications required or permitted under this Agreement and the other Loan Documents shall be in writing and shall be (as elected by the person giving the notice) hand delivered by messenger or courier service, sent by telecopier, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

               If to the Borrower:

                 Enron Gas & Oil Trinidad Limited
                 Second Floor, The Mutual Centre
                 16 Queen's Park West
                 Port of Spain
                 Republic of Trinidad & Tobago
                 British West Indies
                 Attn:  General Manager
                 Telephone:  (809)  622-8653
                 Telecopier: (809)  628-4218

                 with copy to:

                 Enron Gas & Oil Trinidad Limited
                 P.O. Box 1188
                 Houston, Texas 77251-1188
                 Attn:  Walter C. Wilson, Director
                 Telephone:   (713) 853-5012
                 Telecopier:  (713) 646-8062


               If to the Trustee or CREDIT:

                 Caribbean Regional Development
                 Investment Trust
                 c/o Banco Central Hispano-Puerto Rico,
                   as Trustee
                 221 Ponce de Leon Avenue
                 Suite 1115
                 San Juan, Puerto Rico 00919

                 Attention:  Corporate Trust Officer

          (b) Each such notice shall be deemed delivered (i) on the date delivered with receipt acknowledged if by personal delivery,
(ii) on the date of transmission with confirmed receipt if by telecopier, or (iii) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

          (c) By giving to the other party at least fifteen (15) days written notice thereof, such party and its successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses.

     SECTION 7.3. NO WAIVER; REMEDIES. No failure on the part of the Trustee to exercise, and no delay in exercising, any right under this Agreement, any Note or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 7.4. ACCOUNTING TERMS; CURRENCY EQUIVALENT. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistently applied, except as otherwise stated herein. For purposes of construction of the terms hereof, the equivalent in another currency of an amount in Dollars shall be determined by using the quoted spot rate at which Citibank, N.A.'s principal office in New York City offers to purchase such other currency with the equivalent in Dollars in New York City at 9:00 a.m. (New York City time) on the date on which such equivalent is to be determined.

     SECTION 7.5. COSTS AND EXPENSES; INDEMNIFICATION. (a) The Borrower agrees to (i) reimburse CREDIT from time to time on request for its reasonable out-of-pocket costs and expenses (including, without limitation, printing, reproduction, document delivery, travel costs, and legal fees (such legal fees not to exceed U.S. $80,000) and expenses) incurred in connection with the preparation, review, negotiation, execution, delivery and administration of this Agreement, each Note, all other Loan Documents and the other documents to be delivered hereunder; (ii) pay from time to time upon request all costs and expenses (including reasonable fees and expenses of legal counsel) in connection with the enforcement by CREDIT of this Agreement, each Note, all other Loan Documents and the other documents to be delivered hereunder; (iii) to pay Citibank, N.A. directly a structuring and servicing fee equal to 3/8 of 1% per annum of the principal amount of each Advance outstanding from time to time computed on the basis of actual days and a year of 365/366 days, such payment to be made on each Interest Payment Date; (iv) to pay the fees of the Trustee equal to .05% per annum payable on each Interest Payment Date; and (v) to pay a one-time fee to Caribbean Basin Project Financing Authority equal to .25% of the principal amount of each Advance, such fee being payable on the Closing Date.

          (b) The Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless Citicorp Financial Services Corporation, CREDIT, the Trustee and each of their respective affiliates, directors, officers, stockholders and employees (each an "Indemnified Party"), from and against any and all claims, damages, liabilities and expenses (including without limitation, reasonable fees and disbursements of counsel) for which any of them may become liable or which may be incurred by or asserted against any of them, in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not an Indemnified Party is a party thereto, arising out of, related to or in connection with this Agreement or any other Loan Document or any transaction in which any proceeds of all or any part of the Advances are applied (other than any such claim, damage, liability or expense attributable to the gross negligence or willful misconduct of such Indemnified Party).

          (c) Without limiting the generality of other indemnities set forth elsewhere in this Agreement, the Borrower agrees upon demand, to indemnify and hold harmless the Trustee, CREDIT and each holder of the CREDIT Notes against and from all "936 Indemnity Losses" (as defined hereinbelow) arising at any time now or hereafter by reason of any of the following:

               (i)  any act of commission or omission by the Borrower;

              (ii) any breach of any covenant, representation, warranty, acknowledgment or statement by the Borrower contained in this Agreement or in any certificate or other written statement provided in connection herewith;

             (iii) any adverse determination made by the United States Internal Revenue Service, the Commissioner or any Governmental Authority in the United States or the Commonwealth as to the qualification of any of the Advances or any transactions related thereto as an Eligible Activity or an Investment in Active Business Assets under Section 936 of the Code, the Federal CBI Regulations or the Puerto Rico Regulations;

              (iv) any failure by the Borrower to permit the Trustee to discharge or fulfill its duties or obligations under the Puerto Rico Regulations or the Federal CBI Regulations; or

               (v) any change to Section 936 of the Code or the regulations thereunder or in the interpretation thereof, that results in any adverse consequence to CREDIT and/or a holder of a CREDIT Note due to any Advance funded with 936 Funds being outstanding; provided, however, an indemnity under this clause (v) shall be limited to the excess of the actual "936 Indemnity Losses" over the amount of any interest rate adjustment resulting from a "Change in Tax Law" as described in Section 2.6.

               For purposes of this subsection, "936 Indemnity Losses" shall mean and include any taxes (plus interest assessed thereon), cost, damage, liability, fine, penalty, claim, cause of action, judgment, court cost and legal or other expense, including attorneys' fees, relating directly or indirectly to Section 936 of the Code, the Federal CBI Regulations or the Puerto Rico Regulations.

          (d) The obligations set forth in this Section 7.5 shall survive the repayment in full of the Advances and the termination of this Agreement for a period of five years thereafter.

     SECTION 7.6. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the best available exchange rate at which in accordance with normal banking procedures CREDIT could purchase Dollars with such other currency on the Business Day preceding that on which final judgment is given.

          (b) The obligation of the Borrower in respect of any sum due from it to CREDIT hereunder or under any Note shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by CREDIT of any sum adjudged to be so due in such other currency CREDIT, may in accordance with normal banking procedures and using the best available exchange rate purchase Dollars with such other currency; if the Dollars so purchased are less than the sum due or adjudged to be so due to CREDIT in Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify CREDIT, against such loss, and if the Dollars so purchased exceed the sum due or adjudged to be due to

CREDIT in Dollars, CREDIT agrees to remit to the Borrower such excess.

     SECTION 7.7.  CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.
(a) The Borrower hereby irrevocably submits to the jurisdiction of any Commonwealth of Puerto Rico or Federal court sitting in San Juan, Puerto Rico and any appellate court thereof in any action or proceeding arising out of or relating to this Agreement, any Note or any other Loan Document, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Commonwealth of Puerto Rico court or in such Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 361 San Francisco Street, Penthouse, Old San Juan, Puerto Rico 00901, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to receive and forward such service on its behalf. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 7.2. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this Section 7.7 shall affect the right of CREDIT to serve legal process in any other manner permitted by law or affect the right of CREDIT to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

          (c) To the extent that the Borrower has or hereafter may acquire sovereign immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower to the fullest extent it may lawfully do so hereby irrevocably waives such sovereign immunity in respect of its obligations under this Agreement, any Note or any other Loan Document, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection
(c) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

          SECTION 7.8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrower and CREDIT and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of CREDIT other than as permitted in Section 5.2.

     SECTION 7.9. GOVERNING LAW. This Agreement and each Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico. CREDIT and the Borrower hereby acknowledge that the selection of the Commonwealth of Puerto Rico law as the governing law in this Agreement and each Note has been made bona fide and legally on sound commercial principles that are customary in such agreements, and not for the purpose of evading the provisions of any legal system with which any of said documents may be said to be objectively connected.

     SECTION 7.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 7.11.  LIMITATION ON INTEREST.  No provision of this
Agreement or any Note shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law.

     SECTION 7.12. SALE OF NOTE, PARTICIPATIONS AND COMMITMENTS. CREDIT may, at any time, without the consent of the Borrower, sell, assign or otherwise dispose of its Notes and Advances, or of participations therein, or of all or any portion of its rights under any Loan Document, to any Eligible Institution. The Borrower hereby agrees to execute any and all documents that CREDIT may reasonably request in order to effectuate any foregoing action permitted to CREDIT. Borrower shall be provided written notice of such assignment within ten days of the date it is made. No such assignment shall be made unless prior thereto the assignee shall have executed a confidentiality agreement with the Borrower substantially similar to the one executed by Citicorp Financial Services Corporation. If notice of such assignment is provided within fifteen (15) days from an Interest Payment Date, Borrower reserves the right to pay the interest due on such immediately occurring Interest Payment Date to the assignor.

     SECTION 7.13. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.


                                    ENRON GAS & OIL TRINIDAD LIMITED
                                By:


                                CARIBBEAN REGIONAL DEVELOPMENT
                                       INVESTMENT TRUST



                                By:

                                                             EXHIBIT A

                            PROMISSORY NOTE

U.S. $                                Dated as of:              , 199

     FOR VALUE RECEIVED, the undersigned, ENRON GAS & OIL TRINIDAD LIMITED, a company organized and existing under the laws of Trinidad & Tobago (the "Borrower"), HEREBY PROMISES TO PAY to the order of CARIBBEAN REGIONAL DEVELOPMENT INVESTMENT TRUST (the "Lender") for the account of its Lending Office (as defined in the Credit Agreement referred to below) the principal sum of
                        UNITED STATES DOLLARS U.S. $            ).

     The Borrower agrees to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to the Lender at its Lending Office (as defined in the Credit Agreement), in same day funds, free and clear of and without deduction for any and all present and future Taxes as set forth in the Credit Agreement.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits and guaranties of, the Credit Agreement dated as of March 8, 1994 (the "Credit Agreement"), between the Borrower and the Lender. The Credit Agreement, among other things, (i) provides for the making of advances (the "Advances") by the Lender to Borrower from time to time, the indebtedness of the Borrower resulting from one such Advance being evidenced by this Promissory Note, and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The parties hereto, including the makers and endorsers of this Promissory Note, hereby waive protest and severally agree that the holder of this Promissory Note may extend the time of payment, or release any collateral held, with or without notice to all or to any of the parties hereto, and that thereafter all parties hereto will remain liable hereon, as if they, and each of them, has expressly consented to such extension or release.

     The undersigned hereby waives presentment, demand and notice of non-payment. The undersigned acknowledges receipt of a true and exact copy of this Promissory Note.

    This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico.

                                    ENRON GAS & OIL TRINIDAD LIMITED

                           By:
                           Name:
                           Title:

                                                             EXHIBIT B

                  ITEMS OF PROJECT COSTS ELIGIBLE FOR
                          936 FUNDS FINANCING

                                                             EXHIBIT C

                  OPINION OF COUNSEL FOR THE BORROWER

                       {Date of initial Advance}

Caribbean Regional Development
 Investment Trust
221 Ponce de Leon Avenue
Hato Rey
San Juan, Puerto Rico

                 Re:  U.S. $75,000,000  -  Credit Facility
                         to Enron Gas & Oil Trinidad Limited


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.1(xi) of the Credit Agreement dated as of March 8, 1994, (the "Credit
Agreement") between Enron Gas & Oil Trinidad Limited (the "Borrower") and you. Unless otherwise indicated terms defined in the Credit
Agreement are used herein as therein defined.

     We have acted as counsel for the Borrower in connection with the preparation, execution and delivery of, and the initial Advance made under, the Credit Agreement.

     In that connection we have examined:

     (1)  The Credit Agreement;

     (2) The Notes evidencing the two initial Advances and the form of Note attached as Exhibit A to the Credit Agreement;

     (3) The Memorandum and Articles of Association of the Borrower, as amended to date (the "Articles of Association");

     (4) Such other documents, agreements and instruments, and such laws, rules, regulations, orders, decrees, writs, judgments, awards, injunctions, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

          Our opinion set forth below must be read subject to the following observations:

          I. We express no opinion as to any law other than the laws of Trinidad & Tobago as presently existing. In particular we express no opinion as to any aspect of the laws of the Commonwealth of Puerto Rico which as set forth in paragraph (l) below, is, in our opinion, the law governing the Credit Agreement and the Notes.

         II. For the purpose of this opinion we have assumed that the Credit Agreement and the Notes are in proper legal form under the laws of the Commonwealth of Puerto Rico for the enforcement thereof against the Borrower under the laws of the Commonwealth of Puerto Rico.

        III. For the purpose of this opinion, we have also assumed that the selection of law as set out in the Credit Agreement has been made bona fide and legally and that the choice was not made expressly to evade the provisions of the legal system with which the said document objectively is connected. In fact, we have been advised that such choice was made bona fide and legally on sound commercial principles which are customary in such agreements.

         IV. The validity and enforceability of the Credit Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, probate, conservatorship, any other similar laws
(including court decisions) now or hereafter in effect and affecting the rights of creditors generally.

          V. The opinions expressed herein are as of the date hereof only, and we assume no obligation to update or supplement such opinions to reflect any fact or circumstances that may hereafter occur or become effective.

          Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

          (a) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Trinidad & Tobago.

          (b) The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's Articles of Association, (ii) any treaty, law, rule, regulation, order, decree, writ, judgment, award, injunction or similar legal restriction of Trinidad & Tobago applicable to the Borrower and its properties or
(iii) to the best of our knowledge after due inquiry, any contractual restriction contained in any indenture, loan or credit agreement, guaranty, debenture, mortgage, deed of trust, bond, note, or other agreement or instrument that binds or affects or purports to bind or affect the Borrower and its properties. The Credit Agreement and the Notes have been duly executed on behalf of the Borrower.

          (c) No authorization or approval (including exchange control approval) or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit
Agreement or any Note.

          (d) The Credit Agreement and the Notes are, or will be when executed pursuant to the provisions of the Credit Agreement, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (e)  The obligations of the Borrower under the Credit
Agreement and the Notes rank at least PARI PASSU in priority of payment and in all other respects with all other Indebtedness of the Borrower.

          (f) There is no pending or, to the best of our knowledge after due inquiry, threatened action or proceeding involving the Borrower before any court, Governmental Authority or arbitrator that may materially adversely affect the financial condition or operations of the Borrower or that purports to affect the legality, validity or enforceability of the Credit Agreement or the Notes.

          (g) The Borrower is subject to civil and commercial law with respect to its obligations under the Credit Agreement and the Notes, and the execution, delivery and performance of the Credit Agreement and the Notes constitute private and commercial acts rather than public or governmental acts. Neither the Borrower nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Trinidad & Tobago. The waiver of immunities, the submission to the jurisdiction of the Commonwealth of Puerto Rico and Federal courts sitting in San Juan, Puerto Rico, and the appointment of the Process Agent, contained in
Section 7.7 of the Credit Agreement, are irrevocably binding on the Borrower.

          (h) There is no tax, levy, impost, deduction, charge or withholding tax, except for the withholding tax of .001% on interest payments, imposed or assessable by Trinidad & Tobago or any political subdivision, taxing authority or Governmental Authority thereof or therein either (i) on or by virtue of the execution or delivery of the Credit Agreement or the Notes, or (ii) on any payment to be made by the Borrower pursuant to the Credit Agreement or the Notes.

          (i) It is not necessary that the Credit Agreement or the Notes be filed or recorded with any court or other authority in Trinidad & Tobago or that any stamp or similar tax be paid on or in respect of the Credit Agreement or the Notes for the enforcement thereof against the Borrower under the laws of Trinidad & Tobago.

          (j) The interest and the fees and charges required to be paid under the Notes and the Credit Agreement are not usurious or otherwise illegal under the laws of Trinidad & Tobago.

          (k) The Credit Agreement and the Notes are in proper legal form under the laws of Trinidad & Tobago for the enforcement thereof against the Borrower under the laws of Trinidad & Tobago.

          (l) In any action or proceeding arising out of or relating to the Credit Agreement and the Notes in any court in Trinidad & Tobago such court would recognize and give effect to the provisions of
Section 7.9 of the Credit Agreement wherein the parties thereto agree that the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico.

          (m)  It is not necessary under the laws of Trinidad & Tobago
(i) in order to enable the Lender to enforce its rights under the Credit Agreement and the Notes or (ii) by reason of the execution, delivery or performance of the Credit Agreement, that it should be licensed, qualified or entitled to carry on business in Trinidad & Tobago.

          (n) The Lender is not and will not be resident, domiciled, carrying on business or subject to taxation in Trinidad & Tobago by reason only of the execution, delivery, performance or enforcement of the Credit Agreement or the Notes.

          (o) A judgment rendered by any Commonwealth of Puerto Rico or Federal court sitting in San Juan, Puerto Rico in respect of the Credit Agreement or the Notes would be enforceable against the Borrower in the courts of Trinidad & Tobago.

     This opinion may be relied upon by you and your assigns in connection with the Credit Agreement and the transactions contemplated thereby and may not be used for any other purpose or relied upon by any other person. Neither its contents nor its existence may be disclosed without our prior written consent.


                              Very truly yours,

                              M HAMEL-SMITH & CO.

                              By:
                                   Philip Hamel-Smith

                                                             EXHIBIT D

                     {Letterhead of Process Agent}

                         Date:  March   , 1994

Caribbean Regional Development
  Investment Trust
221 Ponce de Leon Avenue
Hato Rey, San Juan, Puerto Rico

               Re:  United States $75,00,000 - Credit Facility to
                 Enron Gas & Oil Trinidad Limited

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of March 8, 1994 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein being used herein with the same meaning) between Enron Gas & Oil Trinidad Limited (the "Borrower") and you.

     Pursuant to Section 7.7(a) of the Credit Agreement the Borrower has appointed the undersigned (with an office on the date hereof at 361 San Francisco Street, Penthouse, Old San Juan, Puerto Rico 00901) as Process Agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process that may be served in any action or proceeding in any Commonwealth of Puerto Rico or Federal court sitting in San Juan, Puerto Rico arising out of or relating to the Credit Agreement, the Notes issued pursuant thereto, and any other Loan Document executed pursuant thereto.

     The undersigned hereby accepts such appointment as Process Agent and agrees with you that (i) the undersigned will not terminate the undersigned's agency as such Process Agent prior to March 8, 1999 (and hereby acknowledges that the undersigned has been paid in full by the Borrower for its services as Process Agent through such date),
(ii) the undersigned will maintain an office in San Juan, Puerto Rico through such date and will give you prompt notice of any change of address of the undersigned, (iii) the undersigned will perform its duties as Process Agent in accordance with Section 7.7(a) of the Credit Agreement and (iv) the undersigned will forward forthwith to the Borrower at its address specified in Section 7.2 of the Credit Agreement copies of any summons, complaint and other process that the undersigned receives in connection with its appointment as Process Agent.

     This acceptance and agreement shall be binding upon the undersigned and all successors of the undersigned.

                         Very truly yours,

                                   CT CORPORATION SYSTEM

                         By:

                                                             EXHIBIT E
                          REQUEST FOR ADVANCE
                                  No.

Caribbean Regional Development
  Investment Trust
221 Ponce de Leon Avenue
Suite 1115
Hato Rey, San Juan, Puerto Rico

                 Re:  U.S. $75,000,000 - Credit Facility
                    to Enron Gas & Oil Trinidad Limited
Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of March 8, 1994, between Enron Gas & Oil Trinidad Limited (the
"Borrower") and Caribbean Regional Development Investment Trust
("CREDIT") (the "Credit Agreement").  Terms defined in the Credit
Agreement are used herein as therein defined.

     Pursuant to Section 3.2(a)(i) of the Credit Agreement, the
undersigned hereby requests an Advance, the proceeds of which will be
disbursed by the Borrower within {        } calendar days after the
date of the Advance, as follows:

                   NAME AND ADDRESS OF PERSON                     GENERAL
                TO WHOM BORROWER WILL PAY THE       AMOUNT       DESCRIPTION
ITEM NUMBER       PROCEEDS OF THE ADVANCE         OF PAYMENT       OF ITEM

     With respect to the amount hereby requisitioned to be paid, the Borrower hereby certifies that:


          (a) Each obligation for which payment is requested in this Request for Advance (i) has been properly incurred or will be
          incurred by Borrower within the next {      (  )} calendar days,
          (ii) is now due or will be due and payable in full within the next ( ) calendar days to the Person(s) listed above, and (iii) constitutes a 936 Eligible Cost. No part of such amount has been or is being made the basis of Requests for Advance in any previous or now pending Request for Advance, or has been paid out of the proceeds of insurance received by Borrower.

          (b) The total of the amounts heretofore paid and to be paid pursuant to previous Requests for Advance and to be paid pursuant to this Request have been applied to pay 936 Eligible Costs of the Project that are properly subject to payment under the Credit
Agreement.

          (c) The amount of the Advance now requested either has been paid by Borrower or is justly due to vendors, suppliers, contractors, subcontractors, materialmen, or other Persons (whose names and addresses are stated in this requisition) who have rendered services or furnished materials for the Project.

     Borrower agrees that the Advance to be made hereunder shall be payable on the Maturity Date set forth below and shall bear interest at the following rate:

          Fixed:              %
          Floating:           % of the LIBID Rate
          Maturity Date:


     IN WITNESS WHEREOF, the undersigned has caused this Request for
Advance to be executed and delivered on this      day of         ,
1994.

                 ENRON GAS & OIL TRINIDAD LIMITED

               By:
               Name:
               Title:


     ACCEPTED BY CREDIT:

   By:
 Name:
Title:
 Date:

                                                             EXHIBIT F

            CERTIFICATION AS TO QUALIFIED RECIPIENT STATUS
          REQUIRED BY TREAS. REG. SECTION 1.936-10(c)(11)(i)

                       {LETTERHEAD OF BORROWER}

                            March   , 1994

Caribbean Regional Development
  Investment Trust
252 Ponce de Leon Avenue
Hato Rey
San Juan, Puerto Rico

Ladies and Gentlemen:

     The undersigned, Enron Gas & Oil Trinidad Limited (the
"Borrower"), refers to the Credit Agreement, dated as of March 8, 1994 (the "Credit Agreement"), by and between Borrower and Caribbean
Regional Development Investment Trust (the "Lender"), as the same may be amended or supplemented from time to time. Unless otherwise indicated, terms defined in the Credit Agreement are used herein as therein defined.

     Borrower hereby represents and warrants that:

     1. It is a limited liability company duly organized, validly existing and in good standing under the laws of Trinidad & Tobago.

     2. It is currently engaged in the development of oil and gas fields off the coast of Trinidad & Tobago.

     3.   It is a Qualified Recipient under the Federal CBI
          Regulations.

     4.   {It has used all 936 Funds borrowed under the Credit
          Agreement exclusively for an Investment in Active

          Business Assets and has complied with all 936 Covenants of the Credit Agreement.}*

                         Very truly yours,

                         ENRON GAS & OIL TRINIDAD LIMITED

                         By:

* To be included in each annual certification required by the Credit
Agreement.

                                                             EXHIBIT G

                      CERTIFICATE REQUIRED UNDER
               SECTION 6.4.3(a)(iii) OF REGULATION 3582

                      PLEASE READ BEFORE SIGNING

     The undersigned hereby acknowledges that, prior to the granting of the loan referred to below, it was aware that the loan would be as an eligible activity for use of 936 Funds.

                    ENRON GAS & OIL TRINIDAD LIMITED

                    By:
                    Name:
                    Title:

Date:  March 8, 1994

     The following three sections should be filled out by the Financial Institution:

     1.   Purpose of the loan:     To finance the cost of developing
                                   off shore platforms, drilling wells
                                   and installing pipelines.

     2.   Collateral:              Credit Suisse Letter of Credit.

     3.   Amount:                  $31,000,000

     4.   Date:                    March 8, 1994


                               CARIBBEAN REGIONAL DEVELOPMENT
                                      INVESTMENT TRUST

                                      By:

                                                             EXHIBIT H

                   FORM OF CERTIFICATION REQUIRED BY
                   TREAS. REG. SECTION 1.936-10(c)12

                             March 8, 1994

Assistant Commissioner (International)
Internal Revenue Service
Office of Taxpayer Service and Compliance
950 L'Enfant Plaza South, S.W.
Washington, D.C.  20024

Commissioner of Financial Institutions
PO Box 70324
San Juan, Puerto Rico  00936-0324

Ladies and Gentlemen:

     The undersigned, Caribbean Regional Development Investment Trust (the "Lender") and Enron Gas & Oil Trinidad Limited (the "Borrower"), refer to the Credit Agreement, dated as of March 8, 1994 (the "Credit Agreement") by and between Lender and Borrower, as the same may be amended or supplemented from time to time.

     As required by the Treasury Regulation Section 1.936-10(c)(12) (the "Federal CBI Regulations") and Regulation 5002 issued by the
Commissioner of Financial Institutions of the Commonwealth of Puerto Rico, Borrower and Lender hereby certify that:


     1. Borrower has complied with the requirements of paragraph (c)(11) of the Federal CBI Regulations.

     2. Under the Credit Agreement, the Lender has agreed to lend Borrower up to U.S. $75,000,000 (the "Loan") to finance (or refinance or replace with 936 Funds as permitted by paragraphs (c)(7)(i) and (c)(7)(ii) of the Federal CBI Regulations) the costs (qualifying as capital expenditures under the Federal CBI Regulations) incurred in connection with the construction of off-shore platforms, laying of pipelines and drilling of oil and gas wells off the coast of Trinidad & Tobago.

     3. The Borrower is a limited liability company duly organized validly existing and in good standing under the laws of Trinidad & Tobago. The Borrower is an indirect wholly-owned subsidiary of Enron Oil & Gas Company.

     4. The loan is guaranteed by a letter of credit issued by Credit Suisse.

     5. We hereby agree to permit you (or your authorized representative) to examine all necessary books and records that are sufficient to verify that the 936 Funds provided by the Lender were used for Investments in Active Business Assets (as defined in the Federal CBI Regulations) in conformity with the terms of the Credit Agreement.


                         Very truly yours,

                              ENRON GAS & OIL TRINIDAD LIMITED

                                By:

                              CARIBBEAN REGIONAL DEVELOPMENT
                                     INVESTMENT TRUST

                                By:

                          REQUEST FOR ADVANCE
                                 No. 1

Caribbean Regional Development
  Investment Trust
221 Ponce de Leon Avenue
Suite 1115
Hato Rey, San Juan, Puerto Rico

                 Re:  U.S. $75,000,000 - Credit Facility
                    to Enron Gas & Oil Trinidad Limited
Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of March 8, 1994, between Enron Gas & Oil Trinidad Limited (the
"Borrower") and Caribbean Regional Development Investment Trust
("CREDIT") (the "Credit Agreement").  Terms defined in the Credit
Agreement are used herein as therein defined.

     Pursuant to Section 3.2(a)(i) of the Credit Agreement, the undersigned hereby requests an Advance in the amount of $16,000,000, the proceeds of which will be applied by the Borrower immediately (together with Advance No. 2) to repay $31,000,000 principal amount of the bridge loan provided by Citibank, N.A. for the financing of the Project.

     With respect to the amount hereby requisitioned to be paid, the Borrower hereby certifies that:

(a) Each obligation for which payment is requested in this Request for Advance constitutes a 936 Eligible Cost. No part of such amount has been or is being made the basis of Requests for Advance in any previous or now pending Request for Advance, or has been paid out of the proceeds of insurance received by Borrower.

          (b) The total of the amounts to be paid pursuant to this Request have been applied to pay 936 Eligible Costs of the Project that are properly subject to payment under the Credit Agreement.

     Borrower agrees that the Advance to be made hereunder shall be payable on the Maturity Date set forth below and shall bear interest at the following rate:

          Fixed:    4.52%
          Floating:      N/A
          Maturity Date: May 1, 1998

     IN WITNESS WHEREOF, the undersigned has caused this Request for Advance to be executed and delivered on this 4th day of March, 1994.

                 ENRON GAS & OIL TRINIDAD LIMITED

               By:
               Name: W. C. Wilson
               Title: Director

     ACCEPTED BY CREDIT:

   By:
 Name:
Title:
 Date:

                          REQUEST FOR ADVANCE
                                 No. 2

Caribbean Regional Development
  Investment Trust
221 Ponce de Leon Avenue
Suite 1115
Hato Rey, San Juan, Puerto Rico

                 Re:  U.S. $75,000,000 - Credit Facility
                    to Enron Gas & Oil Trinidad Limited
Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of March 8, 1994, between Enron Gas & Oil Trinidad Limited (the
"Borrower") and Caribbean Regional Development Investment Trust
("CREDIT") (the "Credit Agreement").  Terms defined in the Credit
Agreement are used herein as therein defined.

     Pursuant to Section 3.2(a)(i) of the Credit Agreement, the undersigned hereby requests an Advance in the amount of $15,000,000, the proceeds of which will be applied by the Borrower immediately (together with Advance No. 1) to repay $31,000,000 principal amount of the bridge loan provided by Citibank, N.A. for the financing of the Project.

     With respect to the amount hereby requisitioned to be paid, the Borrower hereby certifies that:

(a) Each obligation for which payment is requested in this Request for Advance constitutes a 936 Eligible Cost. No part of such amount has been or is being made the basis of Requests for Advance in any previous or now pending Request for Advance, or has been paid out of the proceeds of insurance received by Borrower.

          (b) The total of the amounts to be paid pursuant to this Request have been applied to pay 936 Eligible Costs of the Project that are properly subject to payment under the Credit Agreement.

     Borrower agrees that the Advance to be made hereunder shall be payable on the Maturity Date set forth below and shall bear interest at the following rate:

          Fixed:    N/A
          Floating:      84% of the LIBID Rate
          Maturity Date: May 1, 1998

     IN WITNESS WHEREOF, the undersigned has caused this Request for Advance to be executed and delivered on this 4th day of March, 1994.

                 ENRON GAS & OIL TRINIDAD LIMITED

               By:
               Name: W. C. Wilson
               Title: Director

     ACCEPTED BY CREDIT:

   By:
 Name:
Title:
 Date: